EXHIBIT 4.6c

                               THIRD AMENDMENT TO
                         4% CONVERTIBLE PROMISSORY NOTE


         THIRD AMENDMENT, dated as of September 8, 2006, TO 4% CONVERTIBLE PROMISSORY NOTE, dated May 12, 2004, made by and between Delta Mutual, Inc., a Delaware corporation, with its principal offices located at 111 North Branch Street, Sellersville, PA 18960 (the "Borrower") and Neil Berman, an individual, of 21346 St. Andrews Boulevard, # 421, Boca Raton, FL 33433 (the "Holder"). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

         WHEREAS, the Borrower and the Holder are parties to that certain 4% Convertible Promissory Note, dated May 12, 2004, as amended, (the "Original Note") pursuant to which the Borrower has borrowed the amount of $193,740 from the Holder;

         WHEREAS, the Original Note provides that the Maturity Date shall be September 12, 2006; and

         WHEREAS, the Borrower and the Holder have agreed to extend the Maturity Date and to amend Section 1.6 of the Original Note in order to provide the Borrower with additional time to secure financing; and

         WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Holder hereby approve the amendment of the Original Note as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. By their respective execution of this AMENDMENT, the Borrower and the Holder agree that Section 1.6 of the Original Note is hereby amended to read in its entirety as follows: "Maturity Date" shall mean November 28, 2006.

         2. Except as expressly provided herein, the Original Note shall continue in full force and effect.

         3. This THIRD AMENDMENT supercedes any and all prior written or oral agreements with respect to the Original Note, and may be executed by facsimile and in counterparts, which, taken together, shall be deemed an original and shall constitute a single AMENDMENT.



                             SIGNATURE PAGE FOLLOWS




           IN WITNESS WHEREOF, the Borrower and the Holder have executed this Third Amendment as of the date first written above.


        DELTA MUTUAL INC.                          NEIL BERMAN
         (BORROWER)                                   (HOLDER)




By:   /s/ Peter F. Russo                         By:  /s/ Neil Berman
    --------------------------                       -----------------
      Peter F. Russo                                    Neil Berman
      President & CEO